                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Scotland Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            Scotland Bancorp, Inc.
                            ======================
                             505 South Main Street
                       Laurinburg, North Carolina 28352
                                (910) 276-2703


                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on January 15, 1998


     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Scotland Bancorp, Inc. (the "Company") will be held on January 15, 1998, at 4:00 p.m., Eastern Time, at the main office of the Company at 505 South Main Street, Laurinburg, North Carolina.

     The Annual Meeting is for the purpose of considering and voting upon the following matters:

     1. To elect three persons who will serve as directors of the Company until the 2001 Annual Meeting of stockholders or until their successors are duly elected and qualified;

     2. To ratify the selection of McGladrey & Pullen, LLP as the independent auditor for the Company for the fiscal year ending September 30, 1998; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Annual Meeting.

     The Board of Directors has established December 9, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.


                                     By Order of the Board of Directors

                                     /s/ John B. Clark

                                     John B. Clark
                                     Secretary

Laurinburg, North Carolina
December 15, 1997



A form of proxy is enclosed to enable you to vote your shares at the Annual Meeting. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                            Scotland Bancorp, Inc.
                            ======================
                                PROXY STATEMENT
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                               January 15, 1998



               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

          This Proxy Statement is being furnished to stockholders of Scotland Bancorp, Inc. (the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors" or "Board") of proxies to be used at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on January 15, 1998, at 4:00 p.m., Eastern Time, at the main office of the Company at 505 South Main Street, Laurinburg, North Carolina, and any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about December 15, 1997. The Company's office is located at 505 South Main Street, Laurinburg, North Carolina 28352 and its telephone number is (910) 276-2703.

          Other than the matters listed on the attached Notice of 1998 Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented thereby in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Revocability of Proxy

          A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a beneficial owner of shares of the Company's outstanding common stock (the "Common Stock") that are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Annual Meeting.

Solicitation

          The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses, if any. In addition to the use of the mail, proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company and its wholly-owned savings bank subsidiary, Scotland Savings Bank, Inc., (the "Bank"), without additional compensation therefor. Brokerage houses and nominees have been requested to forward these proxy materials to the beneficial owners of shares held of record by such persons and, upon request, the Company will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

Voting Securities and Vote Required for Approval

          Regardless of the number of shares of Common Stock owned, it is important that stockholders be present in person or represented by proxy at the Annual Meeting. Stockholders are requested to vote by completing, signing, dating and returning the enclosed proxy in the enclosed postage-paid envelope. Any stockholder may vote for, against, or withhold authority to vote on any matter to come before the Annual Meeting. If the enclosed proxy is properly completed, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions therein. If a proxy is returned with no instructions given, the proxy will be voted FOR the nominees for election to the
                                            ---
Board
of Directors named in this Proxy Statement and for the other matters described in this Proxy Statement calling for a vote of the stockholders. If instructions are given with respect to some but not all proposals, such instructions as are given will be followed and the proxy will be voted FOR the proposals on which no
                                                   ---
instructions are given.

          The close of business on December 9, 1997 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of those stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 1,913,600 shares of Common Stock. Each share of Common Stock entitles its owner to one vote on each matter calling for a vote of stockholders at the Annual Meeting.

          The presence, in person or by proxy, of the holders of at least a majority of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Since many of our stockholders cannot attend the Annual Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient stockholders present, in person or by proxy, to constitute a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

          In order to be elected, a nominee need only receive a plurality of the votes cast in the election of the applicable class of directors for which he has been nominated. As a result, those persons nominated for election as directors who receive the largest number of votes will be elected as directors. Accordingly, shares not voted for any reason with respect to any one or more nominees will not be counted as votes against such nominees. No stockholder has the right to cumulatively vote his or her shares in the election of directors.

          The proposal to ratify the appointment of the Company's independent auditor for the 1998 fiscal year will be approved if the votes cast in favor of such proposal exceed the votes cast opposing the proposal.

          Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted in tabulating the votes cast on any proposal submitted to the stockholders. Shares held by a broker, as nominee, and not voted on any matter will not be counted for determining the existence of a quorum.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person who acquires the beneficial ownership of more than 5% of the Common Stock of the Company notify the Securities and Exchange Commission (the "SEC") and the Company. Following is certain information, as of the Record Date, regarding all persons or "groups", as defined in the Exchange Act, who held of record or who are known to the Company to own beneficially more than 5% of the Company's Common Stock.


                             Amount and
                             Nature of                    Percentage
                             Beneficial                       of
                             Ownership/1/                   Class/2/
Name and Address            ------------                  -----------
----------------

James W. Mason                192,344/3/                      10.04%
407 Prince Street
Laurinburg, NC 28352

S. T. Snowdon, Jr.            161,685/4/                       8.44%
25863 Snead's Grove Road
Laurel Hill, NC 28351

James E. Milligan             174,685/5/                       9.12%
8 Canterbury Circle
Pinehurst, NC 28374

James S. Mitchener, Jr.       186,185/6/                       9.72%
704 Morrison Lane
Laurinburg, NC 28352

-----------------------------

/1/ Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.

/2/ Based upon a total of 1,913,600 shares of Common Stock outstanding at the Record Date.

/3/ Mr. Mason serves as a trustee of the Scotland Savings Bank, Inc., SSB Employee Stock Ownership Plan (the "ESOP") which holds 155,200 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares. Mr. Mason also has 1,725 shares subject to options which have vested or are exercisable within 60 days under the Scotland Bancorp. Inc. Stock Option Plan (the "Stock Option Plan").

/4/ Mr. Snowdon serves as a trustee of the ESOP which holds 155,200 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares. Mr Snowdon also has 1,725 shares subject to options which have vested or are exercisable within 60 days under the Stock Option Plan.

/5/ Mr. Milligan serves as a trustee of the ESOP which holds 155,200 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares. Mr. Milligan also has 1,725 shares subject to options which have vested or are exercisable within 60 days under the Stock Option Plan.

/6/ Dr. Mitchener serves as a trustee of the ESOP which holds 155,200 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares. Dr. Mitchener also has 1,725 shares subject to options which have vested or are exercisable within 60 days under the Stock Option Plan.


          Set forth below is certain information, as of the Record Date, regarding those shares of Common Stock owned beneficially by each of the members of the Board of Directors (including nominees for re-election at the Annual Meeting), each of the members of the board of directors of the Bank, certain executive officers of the Company and the Bank, and the directors and executive officers of the Company and the Bank as a group (all persons listed are directors of the Company and the Bank).

                                              Amount and
                                              Nature of    Percentage
                                              Beneficial       of
Name and Address                             Ownership/1/   Class/2/
----------------                             ------------   ----------


James W. Mason, Chairman of the              192,344/3,4/       10.04%
 Boards of Directors
407 Prince Street
Laurinburg, NC 28352

S. T. Snowdon, Jr., Vice Chairman of         161,685/4,5/        8.44%
 the Boards of Directors
25863 Snead's Grove Road
Laurel Hill, NC 28351

Clifton P. Buie                                6,485/4/          0.34%
421 West Boulevard
Laurinburg, NC 28352

E. S. Hill, Jr.                               26,885/4/          1.40%
7840 Dogwood Drive
Laurinburg, NC 28352

John W. Hudson                                 6,985/4/           .36%
801 Frederick Avenue
Laurinburg, NC 28352

James E. Milligan                            174,685/4,6/        9.12%
8 Canterbury Circle
Pinehurst, NC 28374

James S. Mitchener, Jr.                      186,185/4,7/        9.72%
704 Morrison Lane
Laurinburg, NC 28352

James T. Willis                               15,485/4/           .81%
12540 Bagpipe Lane
Laurinburg, NC 28352

William C. Fitzgerald, III, President and     61,234/8/          3.18%
CEO of the Company and the Bank
1303 Dunbar Drive
Laurinburg, NC 28352

                                       4


                                             Amount and
                                             Nature of     Percentage
                                             Beneficial    of
                                             Ownership     Class
                                            ------------  ----------
Name and Address
----------------
John B. Clark, Vice President and              32,233/9/         1.68%
Secretary of the Company and Senior
Vice President of the Bank
1803 Sherbrooke Circle
Laurinburg, NC 28352

Directors and Executive Officers as a         406,094/10/       20.82%
Group (11 Persons)


------------------------------------

/1/ Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, their spouses and minor children, or other entities controlled by the named individuals.

/2/ Based upon a total of 1,913,600 shares of Common Stock outstanding at the Record Date.

/3/ Mr. Mason serves as a trustee of the ESOP which holds 155,200 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares.

/4/ Includes 1,725 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan.

/5/ Mr. Snowdon serves as a trustee of the ESOP which holds 155,200 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares.

/6/ Mr. Milligan serves as a trustee of the ESOP which holds 155,200 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares.

/7/ Dr. Mitchener serves as a trustee of the ESOP which holds 155,200 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares.

/8/ Includes 11,500 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan.

/9/ Includes 9,200 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan.

/10/ The 155,200 shares held by the ESOP for which the trustees, Messers. Mason, Snowdon, Milligan and Dr. Mitchener, share voting and investment power have been included only once in the total number of shares owned beneficially by the Directors and Executive Officers as a group. Includes 36,500 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended September 30, 1997, all of its executive officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS


Nominees

          The Articles of Incorporation of the Company provide that the number of directors of the Company shall not be less than five nor more than fifteen, with the exact number within this range to be fixed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at ten members.

          The Articles of Incorporation and Bylaws provide that so long as the total number of directors is nine or more, the directors will be divided into three classes, as nearly equal in number as possible. Each director in a class is to be elected for a term of three years, or until his earlier death, resignation, retirement, removal or disqualification or until his successor is elected and qualified.

          The Board of Directors has nominated James W. Mason, Clifton P. Buie and John W. Hudson for election as directors, to serve for the term specified, or until their earlier death, resignation, retirement, removal or disqualification or until their successors are elected and qualified. Any other persons nominated must be nominated for a three-year term.

          The persons named in the accompanying form of proxy intend to vote any shares of Common Stock represented by valid proxies received by them to elect these three nominees as directors for a three-year term, unless authority to vote is withheld or such proxies are duly revoked. Each of the nominees for election is currently a member of the Board of Directors. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxyholders will vote to elect in his stead such other person as the present Board of Directors may recommend or to reduce the number of directors to be elected at the Annual Meeting by the number of such persons unable or unwilling to serve (subject to the requirements of the Company's Articles of Incorporation). The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office. In order to be elected as a director, a nominee need only receive a plurality of the votes cast. As a result, those three nominees for terms expiring at the 2001 annual meeting who receive the largest number of votes will be elected as directors for that term. Accordingly, shares not voted for any reason respecting any one or more nominees will not be counted as votes against such nominees. No stockholder has the right to cumulatively vote his or her shares in the election of directors.

          The following table sets forth as to each nominee, his name, age, principal occupation during the last five years, the term for which he has been nominated, and the year he was first elected as a director of the Bank. All of the nominees currently serve, and have served since the Company's incorporation in November, 1995, as directors of the Company.



The Board of Directors recommends a vote FOR all of the nominees for election as
                                         ---
directors.


                           Age on       Principal Occupation  Existing
                        September 30,     During Last Five      Term    Director
Name                        1997               Years          Expires    Since
----                    -------------   --------------------  --------  --------

              NOMINEES FOR TERM ENDING AS OF 2001 ANNUAL MEETING


James W. Mason               81        Chairman of the          1998      1953
                                       Board; Attorney

Clifton P. Buie              39        Vice President of        1998      1990
                                       Manufacturing for
                                       Charles Craft,
                                       Inc., a textile
                                       company

John W. Hudson               70        Retired Plant            1998      1994
                                       Manager of LOF Glass



                        DIRECTORS CONTINUING IN OFFICE

John B. Clark                47        Senior Vice              1999      1976
                                       President of the
                                       Bank and Vice
                                       President and
                                       Secretary of the
                                       Company

James E. Milligan            73        Retired Newspaper        1999      1973
                                       Publisher

James S. Mitchener, Jr.      74        Retired Surgeon          1999      1974

James T. Willis              42        Vice President,          1999      1994
                                       Adams & Willis,
                                       Inc.; General
                                       Manager of
                                       Firestone Store

S.T. Snowdon, Jr.            70        Vice Chairman of         2000      1959
                                       the Board; Retired
                                       Architect

E. S. Hill, Jr.              54        General Manager of       2000      1990
                                       Eaton Corp., a golf
                                       supply company

William C. Fitzgerald, III   59        President and Chief      2000      1992
                                       Executive Officer
                                       of the Bank and the
                                       Company


Board of Directors of the Bank

          The Bank also has a ten-member board of directors which is composed of the same persons who are currently directors of the Company.

Meetings of the Board and Committees of the Board

          During fiscal 1997, the Board of Directors of the Company held seven meetings. All of the existing directors of the Company, except for E.S. Hill, Jr., including the nominees for election listed above, attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served during the year ended September 30, 1997.

          The Board of Directors of the Company has one standing committee--the Audit Committee. The Audit Committee of the Board consists of Clifton P. Buie, E.S. Hill, Jr., James S. Mitchener, Jr., and James T. Willis. This Committee meets annually to obtain and review the annual audit report from the Company's and the Bank's independent auditor and also meets on an as-needed basis. The Audit Committee met one time during the fiscal year ended September 30, 1997.

          In addition, the full Board of Directors acts as a nominating committee each year prior to the annual meeting of stockholders to nominate persons for election to the Board of Directors.

          The Bank's board of directors has appointed three other standing committees to which certain responsibilities have been delegated -- the Loan Committee, the Audit Committee and the Executive Committee. The members of the Company's Audit Committee also serve on the Bank's Audit Committee. In addition the Bank's board of directors appoints other committees of its members to perform certain more limited functions from time to time.

          The Executive Committee of the Bank's board of directors serves as the compensation committee. The Executive Committee determines the compensation of the executive officers of the Bank and the Company and the Bank's other employees. During the fiscal year ended September 30, 1997, Messers. Mason, Milligan, Snowdon, Fitzgerald, and Dr. Mitchener served on the Bank's Executive Committee. Mr. Fitzgerald does not participate in any deliberations of the Executive Committee concerning his compensation as an executive officer.

Director Compensation

          Board Fees. Members of the Board of Directors receive a $200 fee for each meeting attended. All members of the Company's Board of Directors are also directors of the Bank. For their service on the Bank's board of directors, non-employee members of the Bank board receive $600 per month. The Chairman receives an additional $400 per month and the Vice Chairman receives an additional $100 per month. In addition, non-employee Bank directors who serve on the Loan Committee, the Executive Committee, and the Audit Committee receive $75 per each respective meeting attended.

          Bank Deferred Compensation Agreements. Three non-employee directors of the Bank, Messers. Snowdon and Milligan and Dr. Mitchener participate in deferred compensation plans under which such directors, or their designated beneficiaries, are to be paid specified amounts over a ten-year period beginning in 1994 in return for the deferral of certain amounts of directors fees over a seven-year period. Under the provisions of the plan, Mr. Snowdon is currently receiving $735 per month; Mr. Milligan is receiving $647 per month and Dr. Mitchener is receiving $566 per month. The Bank purchased life insurance policies with the Bank named as the beneficiary to fund the benefits received pursuant to these plans. Total expense related to the plans amounted to $11,271 for the year ended September 30, 1997 and the Bank's accrued liability for plan obligations amounted to $106,057 at September 30, 1997.

          Stock Option Plan. See "Management Compensation -- Stock Option Plan" for discussion of the stock options granted to members of the Board of Directors under the Stock Option Plan.

          Management Recognition Plan. See "Management Compensation -- Management Recognition Plan" for a discussion of the restricted stock awards made to members of the Board of Directors under the Scotland Savings Bank, Inc., SSB Management Recognition Plan and Trust (the "MRP").

Executive Officers

          The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank or both.


                                                   Positions and     Employed By
                                  Age on            Occupations      the Bank or
                               September 30,     During Last Five    the Company
Name                               1997                Years            Since
----                           -------------     ----------------    -----------
William C. Fitzgerald, III          59          President and            1992
                                                Chief Executive
                                                Officer of the
                                                Company and the
                                                Bank

John B. Clark                       47          Senior Vice              1971
                                                President of the
                                                Bank and Vice
                                                President and
                                                Secretary of the
                                                Company


Management Compensation

          Summary Compensation Table. The following table sets forth for the fiscal years ended September 30, 1997 and 1996 certain information as to the cash compensation received by William C. Fitzgerald, III, the President and Chief Executive Officer of the Company and the Bank and John B. Clark, Senior Vice President of the Bank and Vice President and Secretary of the Company. There were no other executive officers whose cash compensation exceeded $100,000 for services rendered in all capacities.



                                                                                                                           Awards
                                                                                                                          All Other
                                                Annual Compensation               Long Term Compensation Awards         Compensation
                                       --------------------------------------  -----------------------------------      ------------

                                                                                             Securities Underlying
                                                                               Restricted        Options/Stock
Name and                                                       Other Annual      Stock        Appreciation Rights
Principal Position             Year    Salary        Bonus    Compensation/3/    Awards       ("SARs") (in shares)
------------------             ----    ------        -----    ---------------  ----------     --------------------
William C. Fitzgerald, III     1997  $ 98,692/1/  $ 85,505/2/     $_______    $ 230,000/4/          46,000/0/5/         $ 2,040/6/
President and Chief Executive

Officer of the Company and     1996  $ 89,575/7/  $ 27,686/8/       -----         -----              -----              $ 2,026/9/
 the Bank

John B. Clark                  1997  $58,858/10/  $53,409/11/     $_______    $ 184,000/12/         36,800/0/13/        $1,503/14/
Vice President and Secretary

of the Company and Senior      1996  $54,317/15/  $ 7,409/16/       -----         -----                                 $1,078/17/
Vice President of the Bank


--------------------------

/1/ In addition to salary, this amount also includes $1,400 in directors' fees for services on the Company's Board of Directors.
/2/ Includes a $9,209 discretionary bonus and a $18,796 annual bonus paid under Mr. Fitzgerald's employment agreement with the Bank. This amount also includes a stock award made to Mr. Fitzgerald pursuant to the MRP of 3,680 shares of the Common Stock that vested immediately upon grant. Such shares had an aggregate fair market value of $57,500 on the date of grant. See footnote 4 below for more information on the stock grant awards made to Mr. Fitzgerald and "Management Recognition Plan" for more information about the terms of the MRP.
/3/ Under the "Other Annual Compensation" category, perquisites for the fiscal years ended September 30, 1997 and 1996 did not exceed the lesser of $50,000, or 10% of salary and bonus as reported for Mr. Fitzgerald.
/4/ This amount represents the fair market value on the date of grant of 14,720 unvested shares awarded to Mr. Fitzgerald pursuant to the MRP. On May 13, 1997, Mr. Fitzgerald was awarded 18,400 shares of the Common Stock that had a fair market value of $15.625 on the date of grant. On September 30, 1997, the fair market value per share was $12.50, for an aggregate value of $230,000. Twenty percent of the shares vested immediately (the value of the vested shares ($57,500) is included under the "Bonus" category herein). The remaining 80% of the shares will vest 20% each year thereafter until all such shares are vested on May 13, 2001. Mr. Fitzgerald's unvested shares are being held in the MRP Trust. All dividends paid on unvested shares are held by the trustees for Mr. Fitzgerald's benefit and such dividends, with any interest earned, will be paid to Mr. Fitzgerald after the shares vest.
/5/ These options, granted pursuant to the Company's Stock Option Plan, entitle Mr. Fitzgerald to purchase, at any time after vesting and before May 13, 2007, shares of the Common Stock in exchange for an exercise price of $15.625 per share, which was the fair market value of the shares on the date of grant. These shares vested 25% on May 13, 1997 and will vest 25% each year thereafter until all such options are vested on May 13, 2002. Options become 100% vested upon death, disability, retirement or change of control, as defined in the Stock Option Plan. See "Stock Option Plan" and the accompanying tables for more information about the terms of the Stock Option Plan.
/6/ The amount contributed to the Bank's 401(k) profit sharing plan for Mr. Fitzgerald during the fiscal year ended September 30, 1997.
/7/ In addition to salary, this amount also includes $400 in directors' fees for services on the Company's Board of Directors.
/8/ Includes a $12,215 discretionary bonus and a $15,471 annual bonus paid under Mr. Fitzgerald's employment agreement with the Bank.
/9/ The amount contributed to the Bank's 401(k) profit sharing plan for Mr. Fitzgerald during the fiscal year ended September 30, 1996.
/10/ In addition to salary, this amount includes $1,400 in directors' fees for services on the Company's Board of Directors.
/11/ Includes a discretionary bonus of $7,409. This amount also includes a stock award made to Mr. Clark pursuant to the MRP of 2,944 shares of the Common Stock that vested immediately upon grant. Such shares had an aggregate fair market value of $46,000 on the date of grant. See footnote 12 below for more information on the stock grant awards made to Mr. Clark and "Management Recognition Plan" for more information about the terms of the MRP.

/12/ This amount represents the fair market value on the date of grant of 11,776 unvested shares awarded to Mr. Clark pursuant to the MRP. On May 13, 1997, Mr. Clark was awarded 14,720 shares of the Common Stock that had a fair market value of $15.625 on the date of grant. On September 30, 1997, the fair market value per share was $12.50 for an aggregate value of $184,000. Twenty percent of the shares vested immediately (the value of the vested shares ($46,000) is included under the "Bonus" category herein). The remaining 80% of the shares will vest 20% each year thereafter until all such shares are vested on May 13, 2001. Mr. Clark's unvested shares are being held in the MRP Trust. All dividends paid on unvested shares are held by the trustees for Mr. Clark's benefit and such dividends, with any interest earned, will be paid to Mr. Clark after the shares vest.
/13/ These options, granted pursuant to the Stock Option Plan, entitles Mr.
     Clark to purchase at any time after vesting and before May 13, 2007, shares of the Common Stock in exchange for an exercise price of $15.625 per share, which was the fair market value on the date of grant. These shares vested 25% on May 13, 1997 and will vest 25% each year thereafter until all such options are vested on May 13, 2002. Options become 100% vested upon death, disability, retirement or change of control, as defined in the Stock Option Plan. See "Stock Option Plan" and the accompanying tables for more information about the terms of the Stock Option Plan.
/14/ The amount contributed to the Bank's 401(k) profit sharing plan for Mr.
     Clark during the fiscal year ended September 30, 1997.
/15/ In addition to salary, this amount includes $400 in directors' fees for services on the Company's Board of Directors.
/16/ This amount represents  a discretionary bonus of $7,409.00.
/17/ The amount contributed to the Bank's 401(k) profit sharing for Mr. Clark during the fiscal year ended September 30, 1996.

          Stock Option Plan. On April 17, 1997, the stockholders of the Company approved the Stock Option Plan which is administered by a committee of the Company's Board of Directors (the "Committee"). The Company has reserved 184,000 shares of the Common Stock for issuance upon the exercise of options which have been granted under the Stock Option Plan. All directors, officers and employees of the Company, the Bank, and any of the Bank's subsidiaries are eligible for participation in the Stock Option Plan. Options to purchase 177,000 shares of the Common Stock were granted during fiscal year 1997 and are outstanding at September 30, 1997. Of this amount, options to purchase 6,900 shares of the Common Stock have been granted to each non-employee director; options to purchase 46,000 shares have been granted to Mr. Fitzgerald and options to purchase 36,800 shares have been granted to Mr. Clark. Twenty-five percent of the options granted vested immediately on May 13, 1997, the date of grant. The remainder will vest in 25% increments on the next three anniversary dates of the grant.

          No cash consideration was paid for the options. The option exercise price is $15.625, the fair market value of the Common Stock on the date of grant (May 13, 1997). Based upon the closing market price per share paid on September 30, 1997, the fair market value of the Common Stock underlying the options is $12.50 per share.

          All options granted to participants under the Stock Option Plan shall become vested and exercisable at the rate determined by the Committee when making an award. Unvested options may not vest after a participant's employment with the Company, the Bank or any subsidiary is terminated for any reason other than the participant's death, disability or retirement. Unless the Committee shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment with or service to the Company, the Bank or any subsidiary because of his death, disability or retirement. In addition, all stock options will become vested and exercisable in full in the event that the optionee ceases to be an employee or director of the Company or the Bank after a change in control of the Company, as defined in the Stock Option Agreement.

          In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding. In addition, in the event the Company declares a special cash dividend or return of capital, the per share exercise price of all previously granted options which remain unexercised as of the date of such declaration may be adjusted to give effect to such special cash dividend or return of capital.

          The following table provides certain information with respect to the grant of stock options to Mr. Fitzgerald and Mr. Clark made during the fiscal year ended September 30, 1997.


                     Option/SAR Grants in Last Fiscal Year

                                              Individual Grants
-------------------------------------------------------------------------------------------------------------
                                                              % of Total
                               Number of Securities          Options/SARs            Exercise
                              Underlying Options/SARs         Granted to             or Base       Expiration
            Name                    Granted/1/         Employees in Fiscal Year   Price($/sh)/2/      Date
            ----              -----------------------  ------------------------   --------------   ----------
William C. Fitzgerald, III           46,000/0                  53.22%/0%              $15.625     May 13, 2007

John B. Clark                        36,800/0                  46.78%/0%              $15.625     May 13, 2007


___________________

/1/ Twenty-five percent of the options granted vested on May 13, 1997 and 25% shall vest each year thereafter until all such options are vested on May 13, 2000.

/2/ Represents the average high and low selling prices of the Company's Common Stock on the American Stock Exchange ("AMEX") on the date of grant (May 13, 1997).

No options were exercised by Mr. Fitzgerald or Mr. Clark during the fiscal year ended September 30, 1997.


              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values


                                                                                                         Value of
                                                                  Number of Securities                  Unexercised
                                                                 Underlying Unexercised                 In-the-Money
                               Shares Acquired      Value           Options/SARs at                    Options/SARs at
       Name                     on Exercise       Realized         Fiscal Year End/1/                 Fiscal Year End/2/
-----------------              ---------------    --------    ------------------------------------------------------------------
                                                              Exercisable     Unexercisable     Exercisable        Unexercisable
                                                              -----------     -------------     -----------        -------------

William C. Fitzgerald, III           0               $0         11,500/0         34,500/0           $0/$0               $0/$0

John B. Clark                        0               $0          9,200/0         27,600/0           $0/$0               $0/$0


_______________________

/1/ All stock options were granted as of May 13, 1997. Stock options for 11,500 shares for Mr. Fitzgerald and 9,200 shares for Mr. Clark vested in the fiscal year ended September 30, 1997.

/2/ Dollar amounts shown represent the value of stock options held by Mr. Fitzgerald or Mr. Clark as of September 30, 1997. None of Mr. Fitzgerald's or Mr. Clark's options were "in-the-money" at such date. An option is considered to be "in-the-money" if the fair market value of the Company's Common Stock exceeds the exercise or base price of the shares subject to the options as of the fiscal year end (in this case September 30, 1997). At September 30, 1997, the exercise price of the stock options was $15.625. On September 30, 1997, the closing market price per share for the Common Stock as reported on the American Stock Exchange was $12.50. On September 29, 1997, the Company paid a $6.00 per share return of capital dividend to its stockholders. The Stock Option Plan provides that the option exercise price may be adjusted under certain circumstances, including the payment of a special cash dividend. After the end of the 1997 fiscal year, the Company and the participants in the Stock Option Plan mutually agreed to the termination and release of the existing options pursuant to the Stock Option Plan and, subsequently, options were granted to the employees, directors and officers of the Company and the Bank on November 4, 1997 at an exercise price of $10.50 pursuant to the Stock Option Plan.

     401(k) Profit Sharing Plan. The Bank maintains a contributory savings plan for its employees which meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). All employees who have completed three months of service and who are at least 21 years of age may elect to contribute a percentage of their compensation to the plan each year, subject to certain maximums imposed by federal law. The Bank will match 50% of each participant's contribution, up to a maximum employer contribution of 2% of the participant's compensation. For purposes of the 401(k) profit sharing plan, compensation means a participant's compensation received from the employer as reported on Form W-2.

     Participants are fully vested in amounts they contribute to the plan. Participants are fully vested in amounts contributed to the plan on their behalf by the Bank as employer matching contributions and as profit sharing contributions after four years of service as follows: 1 year, 25%; 2 years, 50%; 3 years, 75%; 4 or more years, 100%.

     Benefits under the plan are payable in the event of the participant's retirement, death, disability or termination of employment. Normal retirement age under the plan is 65 years of age. The total amount contributed by the Bank to the 401(k) profit sharing plan during the fiscal year ended September 30, 1997 was $9,991.

     Employee Stock Ownership Plan. The Bank has established the ESOP for eligible employees of the Bank. Employees with 1,000 hours of employment in a plan year and who have attained age 21 are eligible to participate. The ESOP used funds borrowed from the Company to purchase 147,200 of the shares of the Company's Common Stock. The Bank's discretionary contributions to the ESOP over a period of 15 years or less will be used to repay the loan from the Company. In addition regular, quarterly dividends, if any, paid on shares held by the ESOP may also be used to reduce the loan. Special dividends which result in a nontaxable return of capital to the holders of the Company's Common Stock for federal income tax purposes that are received on shares held by the ESOP are required by the

Internal Revenue Service to be used to purchase additional shares of the Common Stock in the open market. On September 29, 1997, the Company paid a $6.00 per share return of capital dividend to its stockholders. As of the Record Date, the ESOP had purchased 8,000 shares of Common Stock in the open market and now holds, in the aggregate, 155,200 shares.

     Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid. Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of relative compensation in the year of allocation. Benefits vest in annual increments with full vesting upon attaining five years of service (with credit given for years of service prior to the conversion of the Bank from mutual form to stock form). Prior to the completion of five years of credited service, a participant who terminates employment for reasons other than death, retirement (or early retirement), or disability will receive only vested benefits under the ESOP. Forfeitures are reallocated among remaining participating employees in the same proportion as contributions. Benefits immediately vest and are payable upon death or disability. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     The Bank has established a committee of the board of directors of the Bank to administer the ESOP and has also appointed trustees for the ESOP. The ESOP committee may instruct the trustees regarding investment of funds contributed to the ESOP. Participating employees may instruct the trustees as to the voting of all shares allocated to their respective ESOP accounts. The unallocated shares held in the suspense account, and all allocated shares for which voting instructions are not received, will be voted by the trustees in their discretion subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Management Recognition Plan. On April 17, 1997, the stockholders of the Company approved the MRP. Effective May 13, 1997 restricted stock awards of 73,600 shares of the Common Stock were made to 21 directors, officers and employees of the Bank. Non-employee directors each received an award of 2,760 shares of restricted stock. Mr. Fitzgerald received an award of 18,400 shares and Mr. Clark received an award of 14,720 shares. The shares awarded under the MRP were issued from authorized but unissued shares of Common Stock and were issued at no cost to recipients.

     The Board of Directors has appointed trustees of the MRP Trust who have the responsibility to invest all funds contributed by the Bank to the Trust. Recipients are entitled to direct the trustees as to the voting of MRP shares which are not yet vested and distributed to the recipient. All dividends and other cash and noncash distributions declared with respect to each unvested MRP share will be held by the trustees for the benefit of each recipient, and such dividends, including any interest earned, will be paid out proportionately by the trustees to each recipient as soon as practicable after each recipient's MRP shares vest. Twenty percent of the shares granted vested on the date of the award (May 13, 1997) and 20% will vest on each of the subsequent four anniversary dates of the award. Awards of Common Stock under the MRP would immediately vest upon the disability or death of a recipient or if the participant ceases to be employed by the Company or the Bank after a change in control of the Company, as defined in the MRP. The awards are not forfeitable upon vesting.

     Employment Agreement. The Bank has entered into an employment agreement with William C. Fitzgerald, III in order to establish his duties and compensation and to provide for his continued employment with the Bank. The agreement provides for an initial term of employment of three years. Commencing on the first anniversary date of the agreement and continuing on each anniversary date thereafter, following a performance evaluation of the employee, the agreement may be extended for an additional year. The agreement provides that base salary shall be reviewed by the board of directors of the Bank not less often than annually. Under the terms of the agreement, Mr. Fitzgerald's annual base salary was $97,292 for 1997. In addition, the employment agreement provides for profitability and discretionary bonuses and participation in all other pension, profit-sharing or retirement plans maintained by the Bank or by the Company for employees of the Bank, as well as fringe benefits normally associated with such employee's office. The employment agreement provides that it may be terminated by the Bank for cause, as defined in the agreement, and that it may otherwise be terminated by the Bank (subject to vested rights) or by the employee. In the event of a change in control (as defined below) in lieu of continuing to be entitled to receive a profitability bonus, Mr. Fitzgerald's base salary shall be adjusted to include an amount equal to the average of the two previous years' annual profitability bonus and such adjusted base salary shall be increased by a minimum of 6% annually.

     The employment agreement provides that in the event of a change in control of the Bank or the Company, the acquiror shall be bound by the terms of the employment agreement for a period of three years beginning on the date of the change of control and during such time the nature of the employee's compensation, duties or benefits may not be diminished except as set forth in the employment agreement. For purposes of the employment agreement, a change in control generally will occur if (i) after the effective date of the employment agreement, any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election of a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or (iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to, or are acquired by, any other entity or group.

     Special Termination Agreement. The Bank has entered into a special termination agreement with John B. Clark. The special termination provides for payment to Mr. Clark only (i) in the event of a change in control of the Company or the Bank followed by termination of the employee's employment within 24 months by the Bank for other than "cause," as such term is defined in the agreement, or (ii) in the event the nature of the employee's compensation, duties or benefits are diminished within 24 months following a change in control in the Bank or the Company and the employee terminates his employment within 12 months thereafter. In the event of such a termination of employment, the employee is entitled to payment in an amount equal to two times his "base amount" as defined in Section 280G(b)(3) of the Code, payable in a lump sum or in equal monthly payments. The initial term of the agreement is for a three-year period commencing upon the effective date of the Conversion. On the first anniversary date and continuing on each anniversary date thereafter, following a performance evaluation of the employee, the agreement may be extended for an additional year. For purposes of the special termination agreement, "change in control" has the same meaning as contained in the employment agreement to be entered into with Mr. Fitzgerald. See "--Employment Agreement".


                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR


     McGladrey & Pullen, LLP, the Company's and the Bank's independent auditor for the year ended September 30, 1997, has been selected as the Company's and the Bank's independent auditor for the 1998 fiscal year. Such selection is being submitted to the Company's stockholders for ratification. A representative of McGladrey & Pullen, LLP is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement, if he so desires, and to respond to appropriate questions from stockholders.

     The Board of Directors recommends that the stockholders vote FOR this
                                                                  ---
proposal.


                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     It is presently anticipated that the 1999 Annual Meeting of Stockholders will be held in January of 1999. In order for stockholder proposals to be included in the proxy material for that meeting, such proposals must be received by the Secretary of the Company at the Company's principal executive office not later than August 18, 1998, and meet all other applicable requirements for inclusion therein.

     The Company's Bylaws provide that, in order to be eligible for consideration at an annual meeting of stockholders, all nominations of directors, other than those made by the Company's Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.


                                 OTHER MATTERS

     Management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof. If any other matters shall properly come before the Annual Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

                                 MISCELLANEOUS

     The Annual Report of the Company for the year ended September 30, 1997, which includes consolidated financial statements audited and reported upon by the Company's independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be deemed a part of this Proxy Statement or a solicitation of proxies.

     THE FORM 10-KSB FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE TO THE COMPANY'S STOCKHOLDERS UPON WRITTEN REQUEST DIRECTED TO: SCOTLAND BANCORP, INC., 505 SOUTH MAIN STREET, LAURINBURG, NORTH CAROLINA 28352, ATTENTION: WILLIAM C. FITZGERALD, III.

                                          By Order of the Board of Directors,



                                          John B. Clark
                                          Secretary

Laurinburg, North Carolina
December 15, 1997

[X] PLEASE MARK VOTES           REVOCABLE PROXY
    AS IN THIS EXAMPLE       SCOTLAND BANCORP, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                               JANUARY 15, 1998
                                   4:00 P.M.
 The undersigned hereby appoints the official proxy committee consisting of all the members of the Board of Directors of Scotland Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the office of the Company, 505 South Main Street, Laurinburg, North Carolina, on January 15, 1998, at 4:00 p.m. and at any and all adjournments thereof, as follows:


1. The approval of the election of the following named directors:

                      For    Withhold    For All Except
                      [_]      [_]            [_]

   James W. Mason, Clifton P. Buie and John W. Hudson who will serve as directors of the Company until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualify.


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
2. The ratification of McGladrey & Pullen, LLP as the independent auditors of the Company for the year ending September 30, 1998.

                      For    Withhold    For All Except
                      [_]      [_]            [_]

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING:  [_]

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

 If no instructions are given, the proxy will be voted for the nominees for election to the Board of Directors named in this Revocable Proxy and for the ratification of the selection of McGladrey & Pullen, LLP as the independent auditors for the Company for the 1998 fiscal year. If instructions are given with respect to one but not both proposals, such instructions as are given will be followed and the proxy will be voted for the proposal on which no instructions are given.

                       -------------------------------------------
  Please be sure to    Date
  sign and date this
  Proxy in the box
       below.
------------------------------------------------------------------


--Stockholder sign above----------Co-Holder (if any) sign above---


+                                                                              +
--------------------------------------------------------------------------------
   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
                             SCOTLAND BANCORP, INC.
--------------------------------------------------------------------------------
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
 The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated December 15, 1997.
 Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

                              PLEASE ACT PROMPTLY
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------